                                                                    EXHIBIT 99.1

           NUEVO ENERGY REPORTS SECOND QUARTER EARNINGS; REDEEMED $160
                        MILLION OF 9 1/2% LONG-TERM DEBT

Nuevo Energy Company (NYSE: NEV) today reported net income of $7.4 million, or $0.38 per diluted share in the second quarter 2003, compared to $16.6 million, or $0.96 per diluted share in the second quarter 2002. Income from continuing operations for the second quarter 2003 was $6.6 million, or $0.34 per diluted share versus $14.6 million, or $0.84 per diluted share in the year ago period. The second quarter 2003 results include a $2.7 million after-tax ($0.14 per diluted share) gain on disposition of properties and a $6.7 million after-tax ($0.34 per diluted share) loss on early extinguishment of debt. The comparable item in the second quarter 2002 was a $9.1 million after-tax ($0.53 per diluted share) gain on disposition of properties.

Net cash provided by operating activities was $37.9 million in the second quarter 2003 compared to $16.7 million in the same period in 2002. Discretionary cash flow, a non-GAAP financial measure, was $37.2 million in the second quarter 2003 compared to $33.2 million in the second quarter 2002.

"On top of strong financial results for the quarter we significantly improved our capitalization by redeeming approximately $160 million of high cost debt," commented Jim Payne, Chairman, President and CEO. "We have made great strides in improving our balance sheet, and in a relatively short time period we reduced our debt to capital to 48% at June 30, 2003 versus 62% at December 31, 2001. We will continue to pursue our disciplined financial and operating strategy."

PRODUCTION AND PRICES

Total production from continuing operations was 48.2 thousand barrels of oil equivalent (MBOE) per day in the second quarter 2003 compared to 46.0 MBOE per day in the comparable period in 2002. Production from our discontinued operations and assets held for sale was 1.2 MBOE per day in the second quarter 2003 and 5.0 MBOE per day in the second quarter 2002. Crude oil production of
42.1 thousand barrels (MBbls) per day was slightly higher than 41.3 MBbls per day in the comparable period in 2002 due to increased production from the Point Pedernales Field offshore California and production from our September 2002 West Texas acquisition. The realized crude oil price increased 14% to $21.09 per barrel in the second quarter 2003 versus $18.47 per barrel in the year ago period. Included in the realized crude oil prices are hedging losses of $1.59 per barrel for the second quarter 2003 and $0.58 per barrel in the comparable period a year ago.

Nuevo's second quarter 2003 natural gas production increased 30% to 36.4 million cubic feet (MMcf) per day from 28.1 MMcf per day in the second quarter 2002 due to production from our West Texas acquisition which more than offset lower production in California. Nuevo's realized natural gas price increased 31% to $4.06 per thousand cubic feet (Mcf) in the second quarter 2003 compared to $3.10 per Mcf in the year ago period. Included in the realized gas price is a hedging loss of $0.20 per Mcf in the second quarter 2003. No gas was hedged in the 2002 period.

DRILLING UPDATE

The Diatomite drilling program at the Cymric and Midway-Sunset Fields onshore California has been completed and the steaming of these new wells and surrounding wells has commenced. As a result of this activity, production at these fields should average 1,500 barrels per day higher in the second half of 2003 compared to the second quarter. The Cymric and Midway-Sunset Fields represent about 49% of Nuevo's California production.

Year-to-date, five wells have been drilled and completed at the Pakenham Field in West Texas and production has increased 26% to 24 MMcfe (million cubic feet of gas equivalent) per day from 19 MMcfe per day at the time of acquisition. For the balance of 2003, Nuevo will drill an additional five wells at the Pakenham Field including a deep Ellenberger test which was spudded in July.

COSTS AND EXPENSES

Total costs and expenses in the second quarter 2003 were $61.6 million versus $42.0 million in the year ago period. Excluding the gain on disposition of properties and steam costs, total costs and expenses were $53.4 million in the second quarter 2003 compared to $49.2 in the second quarter 2002. Lease operating expenses represented a significant portion of the quarter-over-quarter increase in total costs due to natural gas costs which increased 61% to $5.03 per Mcf versus the second quarter 2002. Natural gas is used to generate steam which in turn facilitates production of heavy oil in California. Excluding the natural gas cost, lease operating expense was $29.5 million in the second quarter 2003 versus $24.3 million in the comparable period in 2002. The main increase quarter-over-quarter is attributable to increased major maintenance and workover activity. Nuevo continues to maintain cost discipline over other controllable lease operating expenses. General and administrative costs also declined significantly to $6.3 million in the second quarter 2003 versus $7.2 million in the same period in 2002 mainly due to lower outsourcing costs. DD&A of $17.7 million was up $0.2 million from the second quarter of 2002, but included $2.4 million of accretion expense required by SFAS No. 143. DD&A expense averaged $4.04 per barrel oil equivalent (BOE) in the second quarter 2003 compared to $4.17 per BOE in the year ago period. Interest expense was $9.0 million in the second quarter 2003, a $0.2 million decline versus the year ago period. Due to the redemption of the 9 1/2% Notes with cash on hand supplemented by low cost bank debt, subsequent quarters will reflect a substantial interest expense reduction. During the second quarter 2003, Nuevo terminated two remaining interest rate swaps and received $4.1 million of cash which will be amortized into income over the life of the Notes.

CAPITAL EXPENDITURES

         Capital expenditures in the second quarter 2003 were $15.7 million, primarily spent on our Cymric, Belridge and Pakenham fields. Capital expenditures for the first half 2003 were $32.6 million compared to $30.6 million in the comparable period in 2002. Our 2003 capital program will be in the range of $65 - $70 million.

BALANCE SHEET

In the second quarter 2003, Nuevo redeemed $157.2 million of 9 1/2% Senior Subordinated Notes due 2008 and $2.4 million of 9 1/2% Senior Subordinated Notes due 2006. At June 30, 2003, total debt outstanding was $316.2 million versus $438.3 million at year-end 2002. At the end of the second quarter 2003, Nuevo's debt to capital ratio as defined in our credit agreement declined to 48% compared to 57% at year-end 2002. The fixed charge coverage ratio improved to
5.0 times for the four quarters ending June 30, 2003 versus 2.6 times in the comparable period a year ago.

As of June 30, 2003, Nuevo had assets held for sale with a book value of approximately $48.2 million related to certain California real estate and a non-core oil field.

SECOND QUARTER CONFERENCE CALL

Nuevo will host a conference call to review second quarter 2003 financial results today at 3:00 p.m. EDT (2:00 p.m. CDT). There will also be a simultaneous web cast of the conference call which can be accessed from Nuevo's web site at www.nuevoenergy.com. A copy of this press release will also be posted on our web site.

FINANCIAL GUIDANCE

The third quarter 2003 and year 2003 financial and operating guidance is provided in a separate press release and will be posted on our web site.

Nuevo Energy Company is a Houston, Texas-based company primarily engaged in the acquisition, exploitation, development, exploration and production of crude oil and natural gas. Nuevo's domestic producing properties are located onshore and offshore California and in West Texas. Nuevo is the largest independent producer of oil and gas in California. The Company's international producing property is located offshore the Republic of Congo in West Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.


This press release includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including without limitation, estimated quantities and net present value of reserves, estimated production volumes, business strategies, plans and objectives of management of the Company for future operations and covenant compliance and capital expenditures are forward-looking statements. Although the Company believes that the assumptions upon which such forward-looking statements are based are reasonable, it can give no assurances that such assumptions will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") and projections include volatility in oil and gas prices, operating risks, the risks associated with reserve replacement, competition from other companies and other factors set forth in the Company's Annual Report on Form 10-K and other filings made with the SEC and incorporated herein. All subsequent written and oral forward-looking statements and projections attributable to the Company or to persons acting on its behalf are expressly qualified by the Cautionary Statements.

                              NUEVO ENERGY COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                                   2003            2002            2003            2002
                                                               ------------    ------------    ------------    ------------

PRODUCTION
    Crude oil and liquids (MBbls)                                     3,832           3,763           7,625           7,604
        Per Day                                                        42.1            41.3            42.1            42.0
    Natural Gas (MMcf)                                                3,310           2,561           6,853           5,119
        Per Day                                                        36.4            28.1            37.9            28.3
    MBOE                                                              4,384           4,190           8,767           8,457
        Per Day                                                        48.2            46.0            48.4            46.7
PRICES
    Crude oil and liquids ($/Bbl)
        Unhedged                                               $      22.68    $      19.05    $      24.09    $      17.39
        Hedged                                                 $      21.09    $      18.47    $      21.46    $      17.72
    Natural gas ($/Mcf)
        Unhedged                                               $       4.26    $       3.10    $       4.54    $       2.67
        Hedged                                                 $       4.06    $       3.10    $       4.19    $       2.67
REVENUES
    Crude oil and liquids                                      $     80,818    $     69,506    $    163,620    $    134,757
    Natural gas                                                      13,428           7,943          28,738          13,654
    Other                                                               275              42             413              48
                                                               ------------    ------------    ------------    ------------
                                                                     94,521          77,491         192,771         148,459
                                                               ------------    ------------    ------------    ------------
COSTS AND EXPENSES
    Lease operating expenses                                         42,106          32,414          81,436          67,040
    Exploration costs                                                   317             424           1,389           1,482
    Depletion, depreciation, amortization and accretion              17,709          17,458          35,098          34,706
    General and administrative                                        6,346           7,232          13,063          13,315
    Other                                                              (466)           (222)            329            (198)
    Loss (gain) on disposition of properties                         (4,457)        (15,326)         (4,457)        (15,326)
                                                               ------------    ------------    ------------    ------------
                                                                     61,555          41,980         126,858         101,019
                                                               ------------    ------------    ------------    ------------
INCOME FROM OPERATIONS                                               32,966          35,511          65,913          47,440

    Derivative gain (loss)                                             (784)           (177)         (1,727)           (933)
    Interest income                                                     224              66             303             174
    Interest expense                                                 (9,034)         (9,212)        (18,356)        (18,216)
    Loss on early extinguishment of debt                            (10,892)             --         (10,892)             --
    Dividends on TECONS                                              (1,653)         (1,653)         (3,306)         (3,306)
                                                               ------------    ------------    ------------    ------------

INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAX                                                10,827          24,535          31,935          25,159
    Income tax expense
        Current                                                         576              --           2,080              --
        Deferred                                                      3,639           9,948          10,580          10,199
                                                               ------------    ------------    ------------    ------------
                                                                      4,215           9,948          12,660          10,199
                                                               ------------    ------------    ------------    ------------
INCOME FROM CONTINUING OPERATIONS                                     6,612          14,587          19,275          14,960
    Income from discontinued operations,
        including gain(loss) on disposition,
        net of income taxes                                             770           1,979           5,324           3,068
    Cummulative effect of a change in accounting
        principle, net of income taxes                                   --              --           8,496
                                                               ------------    ------------    ------------    ------------
NET INCOME                                                     $      7,382    $     16,566    $     33,095    $     18,028
                                                               ============    ============    ============    ============
EARNINGS PER SHARE
    Basic
        Income from continuing operations                      $       0.34    $       0.85    $       1.00    $       0.88
        Income from discontinued operations                            0.04            0.12    $       0.28            0.18
        Cummulative effect of change in accounting principle             --              --    $       0.44              --
                                                               ------------    ------------    ------------    ------------
        Net income                                             $       0.38    $       0.97    $       1.72    $       1.06
                                                               ============    ============    ============    ============
    Diluted
        Income from continuing operations                      $       0.34    $       0.84    $       0.99    $       0.87
        Income from discontinued operations                            0.04            0.12    $       0.27            0.18
        Cummulative effect of change in accounting principle             --              --    $       0.44              --
                                                               ------------    ------------    ------------    ------------
        Net income                                             $       0.38    $       0.96    $       1.70    $       1.05
                                                               ============    ============    ============    ============
WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                                            19,260          17,079          19,230          17,040
                                                               ============    ============    ============    ============

    Diluted                                                          19,507          17,291          19,446          17,237
                                                               ============    ============    ============    ============

                                  NUEVO ENERGY
                              SUMMARY BALANCE SHEET
                                 (IN THOUSANDS)

                                                                JUNE 30,        DECEMBER 31,
                                                                  2003             2002

CONDENSED BALANCE SHEET

    ASSETS

        Current assets(2)                                     $     70,637      $     64,863
        Assets held for sale                                        48,154            92,738
        Property, plant and equipment,                             699,907           613,713
        Deferred tax assets, net                                    25,681            43,258
        Goodwill                                                    17,121            19,664
        Other assets                                                14,285            20,935
                                                              ------------      ------------
                                                              $    875,785      $    855,171
                                                              ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities(3)                                $    115,731      $    100,744
        Long-term debt                                             316,150           438,277
        Interest rate swap adjustment                               15,180            13,834
                                                              ------------      ------------
            Total debt and interest rate swap adjustment           331,330           452,111
                                                              ------------      ------------
        Asset retirement obligation                                 99,229                --
        Other long-term                                              9,913            13,040
        TECON                                                      115,000           115,000
        Stockholders' equity (4)                                   204,582           174,276
                                                              ------------      ------------
                                                              $    875,785      $    855,171
                                                              ============      ============

Common Stock Outstanding at Period                                  19,303            19,181
                                                              ============      ============

(2) Current assets excluding SFAS 133 were $60.5 million at June 30, and $57.2 million at December 31,

(3) Current liabilities excluding SFAS 133 were $85.4 million at June 30, and $79.9 million at December 31,

(4) Includes ($16.5) million and ($11.5) million of other (loss) income in 2003 and 2002, respectively.

                              NUEVO ENERGY COMPANY
                 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                 (IN THOUSANDS)



                                Three Months Ended June 30,          Six Months Ended June 30,
                                   2003           2002                  2003            2002
                                -----------    ------------          -----------    ----------


Discretionary cash flow represents net cash provided by operating activities before changes in assets and liabilities and exploration expense, less interest capitalized. Discretionary cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Management believes that discretionary cash flow is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities, service debt and pay dividends. This measure is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flow from operating, investing, or financing activities as an indicator of cash flow, or as a measure of liquidity, or as an alternative to net income.

DISCRETIONARY CASH FLOW

    Net cash provided by operating activities           $ 37,949       $ 16,686       $ 85,073       $ 29,006

        Working capital changes, net of non-cash            (787)        16,546         (3,567)        27,313
        Exploration costs excluding dry hole costs           602            453          1,103          1,421
        Interest capitalized                                (551)          (439)        (1,060)          (888)
                                                        --------       --------       --------       --------
DISCRETIONARY CASH FLOW                                 $ 37,213       $ 33,246       $ 81,549       $ 56,852
                                                        ========       ========       ========       ========

Total costs and expenses excluding the gain on the disposition of properties and steam costs is a non-GAAP financial measure. The Company believes that this measure more fully reflects inherent costs and expenses of our business and is useful in evaluating our operational trends and performance relative to other exploration and production companies.

TOTAL COSTS AND EXPENSES EXCLUDING GAIN ON
   DISPOSITION OF PROPERTIES AND STEAM COSTS        $ 53,427       $ 49,192       $ 106,944       $ 101,503

   Loss (gain) on disposition of properties           (4,457)       (15,326)         (4,457)        (15,326)

   Steam costs                                        12,585          8,114          24,371          14,842

                                                    --------       --------       ---------       ---------
TOTAL COSTS AND EXPENSES                            $ 61,555       $ 41,980       $ 126,858       $ 101,019
                                                    ========       ========       =========       =========

Lease operating expenses excluding steam costs is a non-GAAP financial measure. Nuevo's heavy oil production in California is produced using thermal techniques in which natural gas is used to generate steam which facilitates the production of heavy oil. Over time, natural gas prices exhibit a high degree of price volatility. Due to commodity price volatility and specialized thermal techniques used to produce heavy California oil, the Company believes that lease operating expenses excluding steam costs are more comparable to lease operating expenses incurred by the majority of exploration and production companies.

LEASE OPERATING EXPENSES EXCLUDING STEAM COSTS      $29,521      $24,300      $57,065      $52,198

   Steam costs                                       12,585        8,114       24,371       14,842
                                                    -------      -------      -------      -------
LEASE OPERATING EXPENSE                             $42,106      $32,414      $81,436      $67,040
                                                    =======      =======      =======      =======